Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

NewsRelease

Test Results Show New Energy’s See-Thru SolarWindow™ Cells Surpass Thin-Film and Solar in Artificial Light

Company’s ultra-small solar cells for use in its transparent SolarWindow™ capable of generating electricity, outperform today’s commercial solar and thin-film technologies by as much as 10-fold in generating electricity from artificial light.

Burtonsville, MD – June 24 2009 – New Energy Technologies, Inc. (Symbol: NENE), a next-generation alternative and renewable energy developer, today announced that new tests of the Company’s ultra-small solar cells for use in its transparent SolarWindow™ have demonstrated substantially superior performance over current thin-film and solar photovoltaic technologies at generating electricity from artificial light – an important advantage over conventional solar technologies which are limited by their capacity to function well where exposure to direct sunlight is available.

“One of the biggest issues with today’s solar products is their dependency on direct sunlight, which our cells have demonstrated the potential capacity to overcome,” explained Mr. Meetesh V. Patel, Esq., President and CEO of New Energy Technologies, Inc.

“We’re now actively working to coat these cells onto transparent glass in order to fabricate our SolarWindows™, which generate electricity and have the potential to be installed virtually anywhere that either direct sunlight or artificial lighting such as fluorescent systems emit visible light. In contrast, today’s building-integrated solar and photovoltaic products are limited to installation on south-facing surfaces, as is the case with currently-available solar materials tested in these newest experiments”.

In a series of new experiments, researchers repeatedly tested New Energy’s ultra-small solar cells on a 1”x1” substrate against today’s popular solar materials for their capacity to produce electricity under varying artificial light conditions, mimicking the levels of light exposure in homes and commercial offices. In every case, New Energy’s solar cells, the smallest reported organic solar cells of their kind in the world, exponentially outperformed all of the conventional materials tested.

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Under normal office lighting conditions, without the benefit of outside natural light from windows, New Energy’s ultra-small solar cells produced:

  Almost 2-fold greater output power density than monocrystalline silicon, an established commercial solar cell material;
  More than 8-fold greater output power density than copper-indium-selenide, known for its high optical absorption coefficients and versatile optical and electrical characteristics; and
  More than 10-fold greater output power density than flexible thin-film amorphous- silicon, a popular ‘second-generation’ solar thin-film material.

New Energy's solar cells generate electricity not only from the visible radiation found in sunlight but also by using the visible light found in artificial illumination, such as the fluorescent lighting typically installed in offices and commercial buildings. While the majority of today's solar cells can only be installed where direct sunlight is available, New Energy's cells could be installed close to any source of visible light.

Researchers Apply Coating to Commercial Glass, Demonstrating Transparency of New Energy's SolarWindowTM Capable of Generating Electricity, Currently Under Development.
Source: New Energy Technologies, Inc.

New Energy’s SolarWindowTM technology makes use of an organic solar array, which has the same desirable electrical properties as silicon, yet has a considerably better capacity to ‘optically absorb’ photons from light to generate electricity and achieves transparency through the innovative use of conducting polymers. Each solar array is composed of a series of twenty ultra-small solar cells measuring less than ¼ the size of a grain of rice each. The organic solar cells are fabricated using environmentally-friendly hydrogen-carbon based materials, and successfully produce electricity, as demonstrated in a peer-reviewed study in the Journal of Renewable and sustainable Energy of the American Institute of Physics.

(Click here to view the study: http://dx.doi.org/10.1063/1.2998825)

The superior optical absorption properties of New Energy’s ultra-small solar cells enables development of an ultra-thin film (only 1/1000th the thickness of a human hair, or 1/10th of a micrometer) that can be utilized to produce a transparent solar window. In photovoltaic applications such as see-thru windows, where transparency is a primary concern, today’s thin film solar cells simply cannot be utilized to produce a transparent solar window for application in homes, offices, and commercial buildings.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

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  MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and
  SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.